Exhibit 10.1

EXECUTION VERSION

RESTATEMENT AGREEMENT

RESTATEMENT AGREEMENT, dated as of May 31, 2013 (this “Restatement Agreement”), to that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012 (the “Credit Agreement”), among Generac Acquisition Corp., a Delaware corporation (“Holdings”), Generac Power Systems, Inc., a Wisconsin corporation (the “Borrower”), the several lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents and parties party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower (i) has requested that the Lenders effect certain modifications to the Credit Agreement as described herein (the Credit Agreement, as so modified, the “Restated Credit Agreement”), and (ii) has requested that the outstanding Term Loans be replaced with a new term loan B facility (the “Restated Term Loan Facility”) by obtaining New Term Loan Commitments (as defined in Section 3 of this Restatement Agreement) and having existing Term Loans be continued as provided herein;

WHEREAS, the loans under the Restated Term Loan Facility (the “New Term Loans”) will replace and refinance the currently outstanding Term Loans and are collectively intended to be Replacement Term Loans, as contemplated in the third paragraph of Section 9.08(d) of the Credit Agreement;

WHEREAS, the New Term Loans will have the terms set forth in the Restated Credit Agreement;

WHEREAS, each existing Lender that executes and delivers a signature page to this Restatement Agreement (a “Lender Addendum”) and in connection therewith agrees to continue all of its outstanding Term Loans as New Term Loans (such continued Term Loans, the “Continued Term Loans”, and such Lenders, collectively, the “Continuing Term Lenders”) will thereby (i) agree to the terms of this Restatement Agreement and (ii) agree to continue all of its existing Term Loans (all existing Term Loans outstanding under the Credit Agreement, the “Existing Term Loans”, and the Lenders of such Existing Term Loans, collectively, the “Existing Term Lenders”) outstanding on the Restatement Date (as defined below) as New Term Loans in a principal amount equal to the aggregate principal amount of such Existing Term Loans so continued (it being understood that the principal amount of Existing Term Loans so continued shall be determined by the Administrative Agent and notified to such Existing Term Lender);

WHEREAS, subject to the preceding recitals, each Person (other than a Continuing Term Lender in its capacity as such) that executes and delivers a Lender Addendum and agrees in connection therewith to make New Term Loans (collectively, the “Additional Term Lenders”) will thereby (i) agree to the terms of this Restatement Agreement and (ii) commit to make New Term Loans to the Borrower on the Restatement Date (the “Additional Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Administrative Agent and notified to such Additional Term Lender;

WHEREAS, the proceeds of the Additional Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Term Loans that are not continued as New

Term Loans by Continuing Term Lenders (the “Non-Continuing Term Loans”), to repay in full the Term Loans and to pay the Restatement Date Dividend (as defined in the Restated Credit Agreement);

WHEREAS, the Continuing Term Lenders and the Additional Term Lenders (collectively, the “New Term Lenders”) are severally willing to continue their Existing Term Loans as Continued Term Loans and/or to make New Term Loans, as the case may be, subject to the terms and conditions set forth in this Restatement Agreement and the Restated Credit Agreement;

WHEREAS, upon the occurrence of the Restatement Date (as defined in Section 4 of this Amendment), the New Term Lenders will constitute Required Lenders under the Credit Agreement; and

WHEREAS, the New Term Lenders and the Administrative Agent are willing to agree to this Restatement Agreement on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendment and Restatement. The Credit Agreement is hereby amended and restated, effective as of the Restatement Date, as set forth in Exhibit A hereto.

SECTION 3. New Term Loans.

(a)           Subject to the terms and conditions set forth herein (i) each Continuing Term Lender agrees to continue all its Existing Term Loans as a Continued Term Loan on the date requested by the Borrower to be the Restatement Date in a principal amount equal to such Continuing Term Lender’s New Term Loan Commitment (as defined below) and (ii) each Additional Term Lender agrees to make a New Term Loan on such date to the Borrower in a principal amount equal to such Additional Term Lender’s New Term Loan Commitment. For purposes hereof, a Person may become a party to the Credit Agreement as amended and restated hereby and a New Term Lender as of the Restatement Date by executing and delivering to the Administrative Agent, on or prior to the Restatement Date, a Lender Addendum in its capacity as a New Term Lender. The Borrower shall give notice to the Administrative Agent of the proposed Restatement Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each Lender and each Additional Term Lender thereof.

(b)           Each Additional Term Lender will make its New Term Loan on the Restatement Date by making available to the Administrative Agent, in the manner contemplated by Section 2.02 of the Restated Credit Agreement, an amount equal to its New Term Loan Commitment. The “New Term Loan Commitment” (i) of any Continuing Term Lender will be the amount of its Existing Term Loans as set forth in the Register immediately prior to giving effect to the Restatement Date (or such lesser amount as allocated to it by the Administrative Agent and notified to it on or prior to the Restatement Date), which shall be continued as an equal amount of Continued Term Loans and (ii) of any Additional Term Lender will be such amount (not exceeding any commitment offered by such Additional Term Lender) allocated to it by the Administrative Agent and notified to it on or prior to the Restatement Date. The commitments of the Additional Term Lenders and the continuation undertakings of the Continuing Term Lenders are several and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its New Term Loan. The New Term Loans may from time to time be ABR Loans or

Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Sections 2.02 and 2.07 of the Restated Credit Agreement. Upon continuation, the Continued Term Loans shall be ABR Loans or Eurodollar Loans with Interest Periods as determined by the Borrower, and the Lenders having Existing Term Loans or Term Loans that are prepaid or continued in connection with the making of the New Term Loans shall be entitled to the benefits of Section 2.16 of the Credit Agreement with respect thereto.

(c)           The obligation of each New Term Lender to make or acquire by continuation New Term Loans on the Restatement Date is subject to the satisfaction of the conditions set forth in Section 4 of this Restatement Agreement.

(d)           On and after the Restatement Date, each reference in the Restated Credit Agreement to “Term Loans” shall be deemed a reference to the New Term Loans contemplated hereby, except as the context may otherwise require.

(e)           For the avoidance of doubt, the Lenders hereby acknowledge and agree that, at the sole option of the Joint Lead Arrangers, any Lender with Existing Term Loans which are replaced as contemplated hereby shall, automatically upon receipt of the amount necessary to purchase such Lender’s Existing Term Loans so replaced, at par, and pay all accrued interest thereon, be deemed to have assigned such Loans pursuant to a form of Assignment and Assumption and, accordingly, no other action by the Lenders, the Administrative Agent or the Loan Parties shall be required in connection therewith. The Lenders hereby agree to waive the notice requirements of Sections 2.08(c) and 2.10 of the Credit Agreement in connection with the prepayment of Term Loans and the prepayment or replacement of Existing Term Loans contemplated hereby.

SECTION 4. Effectiveness. This Restatement Agreement shall become effective as of the date (the “Restatement Date”) on which the conditions set forth in Section 4 of the Restated Credit Agreement have been satisfied.

SECTION 5. General.

5.1. GOVERNING LAW. THIS RESTATEMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS RESTATEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.2. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Restatement Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in accordance with Section 9.05 of the Credit Agreement.

5.3. Counterparts. This Restatement Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one (1) contract. Delivery of an executed counterpart to this Restatement Agreement by facsimile transmission or other electronic transmission (including by “.pdf’ or “.tif’) shall be as effective as delivery of a manually signed original.

5.4. Headings. Article and Section headings are used herein are for convenience of reference only, are not part of this Restatement Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Restatement Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Restatement Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

GENERAC ACQUISITION CORP.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

GENERAC POWER SYSTEMS, INC.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/ Aized A. Rabbani
Name: Aized A. Rabbani
Title: Executive Director